Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                      STATE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)


                   Wisconsin                                     39-1489983
        (State or other jurisdiction of                       (I.R.S. Employer
         incorporation or organization)                     Identification No.)

            10708 W. Janesville Road                               53130
            Hales Corners, Wisconsin                             (Zip Code)
    (Address of principal executive offices)


            State Financial Services Corporation 401(k) Savings Plan
                            (Full title of the plan)


                Michael J. Falbo                              Copy to:
     President and Chief Executive Officer
      State Financial Services Corporation                Ulice Payne, Jr.
            10708 W. Janesville Road                      Foley & Lardner
         Hales Corners, Wisconsin 53130              777 East Wisconsin Avenue
                 (414) 425-1600                      Milwaukee, Wisconsin 53202
      (Name, address and telephone number,                 (414) 271-2400
   including area code, of agent for service)


                           --------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                       Proposed
                                       Proposed        Maximum
    Title of           Amount           Maximum       Aggregate       Amount of
Securities to be        to be       Offering Price     Offering     Registration
   Registered        Registered        Per Share        Price            Fee
--------------------------------------------------------------------------------
  Common Stock,    200,000 shares      $14.75(1)    $2,950,000(1)      $820.10
 $.10 par value
--------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Stock Market on December 16, 1998.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                        ---------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by State Financial Services Corporation (the "Company") or the State Financial Services Corporation 401(k) Savings Plan (the "Savings Plan") with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which includes audited financial statements as of and for the year ended December 31, 1997.

         (b) All other reports filed by the Company or the Savings Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

         (c) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated June 4, 1990, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company or the Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to the provisions of the Wisconsin Business Corporation Law ("WBCL"), directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent that such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure to perform constituted: (a) a wilful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) wilful misconduct.

Additionally, under the WBCL, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

         The Company's By-Laws contain similar indemnification provisions as to its officers and directors.

         The indemnification provided by the WBCL and the Company's By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The Company also carries directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The  following   exhibits  have  been  filed  (except  where  otherwise
indicated) as part of this Registration Statement:

       Exhibit No.                   Exhibit

           (5)              Opinion of Foley & Lardner

          (23)              Consent of Ernst & Young LLP

          (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)


Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hales Corners, and State of Wisconsin, on this 4th day of December, 1998.

                                  STATE FINANCIAL SERVICES
                                     CORPORATION



                                  By:      /s/  Michael J. Falbo
                                           Michael J. Falbo,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael J. Falbo and Michael A. Reindl, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.


         Signature                           Title                                   Date



/s/  Michael J. Falbo              President, Chief Executive                 December 4, 1998
------------------------------
Michael J. Falbo                   Officer (Principal Executive
                                   Officer) and Director



/s/  Michael A. Reindl             Senior Vice President,                     December 4, 1998
------------------------------     Controller and Chief Financial
Michael A. Reindl                  Officer (Principal Financial and
                                   Accounting Officer)




/s/  Jerome J. Holz                Chairman of the Board, Vice                December 4, 1998
------------------------------     President and Director
Jerome J. Holz



/s/  Richard A. Horn               Director                                   December 4, 1998
------------------------------
Richard A. Horn


/s/  Barbara E. Holz-Weis          Director                                   December 4, 1998
------------------------------
Barbara E. Holz-Weis


/s/  David M. Stamm                Director                                   December 4, 1998
------------------------------
David M. Stamm


/s/  Ulice Payne, Jr.              Director                                   December 4, 1998
------------------------------
Ulice Payne, Jr.

         The Plan. Pursuant to the requirements of the Securities Act of 1933, State Financial Services Corporation, which administers the Savings Plan, has duly caused this Registration Statement to be signed on behalf of the Savings Plan by the undersigned, thereunto duly authorized, in the City of Hales Corners, and State of Wisconsin, on this 4th day of December, 1998.

                                 STATE FINANCIAL SERVICES
                                    CORPORATION 401(k) SAVINGS PLAN



                                 By:      /s/  Michael J. Falbo
                                          Michael J. Falbo,
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX

                            STATE FINANCIAL SERVICES
                         CORPORATION 401(k) SAVINGS PLAN


                                                                   Sequentially
  Exhibit No.                         Exhibit                     Numbered Page

      (5)          Opinion of Foley & Lardner

      (23)         Consent of Ernst & Young LLP

      (24)         Power of Attorney relating to subsequent
                   amendments (included on the signature page
                   to this Registration Statement)                       -